Exhibit 12

                      LEHMAN BROTHERS INC. and SUBSIDIARIES
               COMPUTATION of RATIOS of EARNINGS to FIXED CHARGES
                              (Dollars in millions)
                                   (Unaudited)


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

                                                                                                                      For the Six
                                                                                                                      Months
                                                         For the Twelve Months Ended November 30                      Ended May 31

                                              1996          1997           1998          1999          2000           2001
                                             ---------    ----------     ----------    ----------    ----------    ------------
Pre-tax earnings from continuing operations    $  309        $  593         $  847       $ 1,013       $ 1,617           $838

Add:  Fixed charges (excluding capitalized
       interest )                              10,140        12,233         14,746        12,552        16,076          7,929
                                             ---------    ----------     ----------    ----------    ----------    -----------

Pre-tax earnings before fixed charges          10,449       12,826          15,593        13,565        17,693          8,767
                                             =========    =========      ==========    ==========    ==========    ===========


Fixed charges:
       Interest                                10,121        12,216         14,730        12,535        16,059          7,915
       Other (a)                                   25            19             20            17            17             14
                                             ---------    ----------     ----------    ----------    ----------    -----------


       Total fixed charges                   $ 10,146      $ 12,235       $ 14,750      $ 12,552      $ 16,076        $ 7,929
                                             ---------    ----------     ----------    ----------    ----------    -----------


RATIO OF EARNINGS TO FIXED CHARGES               1.03          1.05           1.06          1.08          1.10           1.11

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